UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HUB CYBER SECURITY LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17 Rothschild Blvd Tel Aviv, Israel	6688120
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Ordinary shares, no par value per share	The Nasdaq Global Market
Warrants expiring 2023 to purchase ordinary shares	The Nasdaq Global Market
Warrants expiring 2028 to purchase ordinary shares	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction

A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-267035 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, no par value (the “Ordinary Shares”), of HUB Cyber Security Ltd. (the “Registrant”) and a description of the warrants expiring in 2023 to purchase ordinary shares of the Registrant (the “Existing Warrants”) and the warrants expiring in 2028 to purchase ordinary shares of the Registrant (the “New Warrants” and, together with the Existing Warrants, the “Warrants”) to be registered hereunder are set forth under the captions “Description of HUB Security Ordinary Shares” and “Description of HUB Security Warrants,” respectively, in the prospectus that constitutes a part of the Registrant’s Registration Statement on Form F-4, File No. 333-267035 (the “Registration Statement”), initially filed with the U.S. Securities and Exchange Commission on August 24, 2022, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, that includes such description, are hereby incorporated by reference herein.

The Ordinary Shares and Existing Warrants to be registered hereunder have been approved for listing on the Nasdaq Global Market under the symbols “HUBC” and “HUBCZ”, respectively. The New Warrants to be registered hereunder have been approved for listing on the Nasdaq Capital Market under the symbol “HUBCW.”

Item 2.  Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the Nasdaq Global Market or the Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HUB CYBER SECURITY LTD.

Date: February 28, 2023	By:	/s/ Hugo Goldman
	Name:	Hugo Goldman
	Title:	Chief Financial Officer